UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2004

PLURISTEM LIFE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-31392
(Commission File Number)

98-0351734
(IRS Employer Identification No.)

MATAM Advanced Technology Park, Building No. 20, Haifa, Israel 31905
(Address of principal executive offices and Zip Code)

011-972-4-850-1080
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 17, 2004, the Board of Directors of our company passed a resolution to reduce the exercise price of the outstanding stock options granted to the directors, employees and consultant of our company under our 2003 Stock Option Plan to $0.30 per shares. The exercise price of all outstanding options have now all reduced to $0.30. This change to the exercise price for the stock options did not affect other terms and conditions of the outstanding stock options, which terms and conditions have been set out specifically in the Stock Option Agreements (as hereinafter defined) entered into between our company and each of the optionees pursuant to our 2003 Stock Option Plan.

Our 2003 Stock Option Plan was adopted on November 25, 2003, and it authorized the grant of options to purchase up to a maximum of 4,100,000 shares of our company. The purpose of the 2003 Stock Option Plan was to retain the services of valued key employees and consultants of our company and to encourage them to acquire a greater proprietary interest in our company. A total of 4,040,554 stock options have been granted under the 2003 Stock Option Plan. Together with the cancellation of 156,734 stock options granted due to the termination of employment of an optionee, there are currently 216,180 stock options available under the 2003 Stock Option Plan.

Each grant of stock options under the 2003 Stock Option Plan is required to be evidenced by a written agreement (a “Stock Option Agreement”), which must comply with the terms and conditions set out in the 2003 Stock Option Plan. A copy of the 2003 Stock Option Plan and the form of Stock Option Agreement for use under the 2003 Stock Option Plan were attached as exhibit 4.1 and exhibit 4.2 respectively to the Form S-8 filed by our company on December 29, 2003.

Item 9.01. Financial Statements and Exhibits

10.1	2003 Stock Option Plan (incorporated by reference from our registration statement on Form S-8 filed on December 29, 2003).

10.2	Form of Stock Option Agreement (incorporated by reference from our registration statement on Form S-8 filed on December 29, 2003).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM LIFE SYSTEMS, INC.

By: /s/ Shai Meretzki
Shai Meretzki
Date: March 14, 2005